Exhibit 5.1

February 11, 2026

TELECOM ARGENTINA S.A.

General Hornos 690,

Buenos Aires, Argentina

Ladies and Gentlemen,

We have acted as special Argentine counsel to Telecom Argentina S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina, in connection with the offer and sale by the Selling Shareholder of 23,290,655 Class B Shares of the Company’s common stock (including in the form of American Depositary Shares). Terms not defined herein shall have the meaning ascribed to them in the Company’s Registration Statement on Form F-3 (File No. 333-280720) filed with the Securities and Exchange Commission (the “SEC”) on July 8, 2024, under the Securities Act of 1933 (as amended or supplemented) by the Prospectus Supplement (as defined below), the “Registration Statement”).

In such capacity, we have examined and/or relied upon such documents as we have considered necessary for the purpose of giving this opinion, including copies of the following documents:

(i)            a copy of the Registration Statement;

(ii)           the base prospectus dated July 8, 2024 contained in the Registration Statement, as supplemented by the prospectus supplement dated February 10, 2026 (the “Prospectus Supplement”);

(iii)          the by-laws of the Company, as amended as of the date hereof; and

(iv)          such other documents, stock transfer books and registers, corporate records and certificates of officers of the Bank as we may have deemed necessary for the purpose of this opinion.

In giving this opinion, we have made the following assumptions:

(a)           the authenticity of all documents submitted to us as originals and certified copies;

(b)           the conformity to original documents of all documents submitted to us as copies;

(c)           the authenticity of the originals of such copies;

(d)           that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(e)           that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto;

(f)            that no amendment has been or will be made to the documents examined by us and that such documents remain true, complete, accurate and in full force and effect;

(g)           that no agreement, document or obligation to or by which the Company (or its assets) is a party or bound and no injunction or other court order against or affecting the Company would be breach of infringed by the performance of the actions to be carried out under the Registration Statement;

(h)           that all consents, licenses, approvals, authorizations, resolutions, notices, waivers, filings and registrations that are necessary under any applicable law or regulation in order to permit the performance of the actions to be carried out under the Registration Statement have been or will be duly made or obtained and are, or will be, in full force and effect;

(i)            the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto); and

(j)           that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

(i)            the Company is duly incorporated and validly existing under the laws of Argentina;

(ii)           the common stock (as defined in the Registration Statement) has been duly authorized and issued and are non-assessable under the laws of Argentina;

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Company’s report on Form 6-K, dated February 11, 2026 and to the reference to us under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Sincerely yours,

/s/ EGFA Abogados
EGFA Abogados

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